                                                           EXHIBIT NO. EX-99.a.1


                      DFA INVESTMENT DIMENSIONS GROUP INC.
                      ------------------------------------

                      ARTICLES SUPPLEMENTARY TO THE CHARTER

     DFA INVESTMENT DIMENSIONS GROUP INC., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation") and registered under the Investment Company Act of 1940 as an open-end company, hereby certifies, in accordance with the requirements of Section 2-208 and
Section 2-208.1 of the Maryland General Corporation Law, to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Corporation has authority to issue a total of Six Billion (6,000,000,000) shares of stock, with a par value of One Cent ($.01) per share, having an aggregate par value of Sixty Million Dollars ($60,000,000), all of which shall be considered common stock. The allocation of shares to each of its thirty-eight existing classes is as follows:

                                                          Number of Shares of Common Stock
                                                            (par value $.01 per share)
          Class Designation                                         Allocated
          -----------------                                         ---------
The U.S. Large Company Portfolio Shares                            200,000,000
The U.S. 9-10 Small Company                                        300,000,000
     Portfolio Shares
The DFA One-Year Fixed Income                                      300,000,000
     Portfolio Shares
The DFA Five-Year Government                                       100,000,000
     Portfolio Shares
The United Kingdom Small Company                                    20,000,000
     Portfolio Shares
The Japanese Small Company Portfolio Shares                         50,000,000
The Continental Small Company                                       50,000,000
     Portfolio Shares
The DFA Intermediate Government Fixed                              100,000,000
     Income Portfolio Shares
The DFA Five-Year Global Fixed Income                              100,000,000
     Portfolio Shares
The Pacific Rim Small Company                                       50,000,000
     Portfolio Shares
The Large Cap International Portfolio Shares                       150,000,000
The U.S. 6-10 Small Company                                        100,000,000


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
                                                          Number of Shares of Common Stock
                                                            (par value $.01 per share)
          Class Designation                                         Allocated
          -----------------                                         ---------
     Portfolio Shares
The U.S. 6-10 Value Portfolio Shares                               300,000,000
The U.S. Large Cap Value Portfolio Shares                          200,000,000
The DFA Real Estate Securities Portfolio                           100,000,000
     Shares
RWB/DFA International High Book to Market                          100,000,000
     Portfolio Shares
The Emerging Markets Portfolio Shares                              100,000,000
DFA International Small Cap Value                                  200,000,000
     Portfolio Shares
VA Large Value Portfolio Shares                                     50,000,000
VA Global Bond Portfolio Shares                                     50,000,000
VA Small Value Portfolio Shares                                     50,000,000
VA International Value Portfolio Shares                             50,000,000
VA International Small Portfolio Shares                             50,000,000
The VA Short-Term Fixed Portfolio Shares                            50,000,000
Enhanced U.S. Large Company                                        100,000,000
     Portfolio Shares
DFA Two-Year Global Fixed Income                                   200,000,000
     Portfolio Shares
International Small Company Portfolio Shares                       100,000,000
Emerging Markets Small Cap Portfolio Shares                        100,000,000
U.S. 4-10 Value Portfolio Shares                                   100,000,000
Emerging Markets Value Portfolio                                   100,000,000
Shares
Tax-Managed U.S. 5-10 Value                                        100,000,000
     Portfolio Shares
Tax-Managed U.S. 6-10 Small Company                                100,000,000
     Portfolio Shares
Tax-Managed U.S. Marketwide Value                                  100,000,000
     Portfolio Shares
Tax-Managed DFA International Value                                100,000,000
     Portfolio Shares
Tax-Managed U.S. 5-10 Value                                        100,000,000


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
                                                          Number of Shares of Common Stock
                                                            (par value $.01 per share)
          Class Designation                                         Allocated
          -----------------                                         ---------
     Portfolio X Shares
Tax-Managed U.S. 6-10 Small Company                             100,000,000
     Portfolio X Shares
Tax-Managed U.S. Marketwide Value                               100,000,000
     Portfolio X Shares
Tax-Managed DFA International Value                             100,000,000
     Portfolio X Shares


     SECOND: The Board of Directors of the Corporation has adopted a resolution classifying and allocating Five Hundred million (500,000,000) shares of the unallocated and unissued common stock (par value $.01 per share) of the Corporation as follows: one hundred million (100,000,000) shares were allocated to each of five new classes of common stock designated as "Dividend-Managed U.S. Large Company Portfolio," "Dividend-Managed U.S. Large Company Portfolio V," "Dividend-Managed U.S. Large Company Complement Portfolio," "Dividend-Managed U.S. Marketwide Value Portfolio" and "Dividend-Managed U.S. Marketwide Value Complement Portfolio."

     THIRD: Following the aforesaid classifications and allocations, the total number of shares of stock which the Corporation is authorized to issue is Six Billion (6,000,000,000) shares, with a par value of One Cent ($.0l) per share and an aggregate par value of Sixty Million Dollars ($60,000,000), and the allocation of shares to each of the forty-three classes (each a "Class" and, collectively, the "Classes") is as follows:

                                                          Number of Shares of Common Stock
                                                            (par value $.01 per share)
          Class Designation                                         Allocated
          -----------------                                         ---------
The U.S. Large Company Portfolio Shares                            200,000,000
The U.S. 9-10 Small Company                                        300,000,000
     Portfolio Shares
The DFA One-Year Fixed Income                                      300,000,000
     Portfolio Shares
The DFA Five-Year Government                                       100,000,000
     Portfolio Shares
The United Kingdom Small Company                                    20,000,000
     Portfolio Shares
The Japanese Small Company Portfolio Shares                         50,000,000
The Continental Small Company                                       50,000,000


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
                                                          Number of Shares of Common Stock
                                                            (par value $.01 per share)
          Class Designation                                         Allocated
          -----------------                                         ---------
     Portfolio Shares
The DFA Intermediate Government Fixed                              100,000,000
     Income Portfolio Shares
The DFA Five-Year Global Fixed Income                              100,000,000
     Portfolio Shares
The Pacific Rim Small Company                                       50,000,000
     Portfolio Shares
The Large Cap International Portfolio Shares                       150,000,000
The U.S. 6-10 Small Company                                        100,000,000
     Portfolio Shares
The U.S. 6-10 Value Portfolio Shares                               300,000,000
The U.S. Large Cap Value Portfolio Shares                          200,000,000
The DFA Real Estate Securities Portfolio                           100,000,000
     Shares
RWB/DFA International High Book to Market                          100,000,000
     Portfolio Shares
The Emerging Markets Portfolio Shares                              100,000,000
DFA International Small Cap Value                                  200,000,000
     Portfolio Shares
VA Large Value Portfolio Shares                                     50,000,000
VA Global Bond Portfolio Shares                                     50,000,000
VA Small Value Portfolio Shares                                     50,000,000
VA International Value Portfolio Shares                             50,000,000
VA International Small Portfolio Shares                             50,000,000
The VA Short-Term Fixed Portfolio Shares                            50,000,000
Enhanced U.S. Large Company                                        100,000,000
     Portfolio Shares
DFA Two-Year Global Fixed Income                                   200,000,000
     Portfolio Shares
International Small Company Portfolio Shares                       100,000,000
Emerging Markets Small Cap Portfolio Shares                        100,000,000
U.S. 4-10 Value Portfolio Shares                                   100,000,000
Emerging Markets Value Portfolio Shares                            100,000,000


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
                                                          Number of Shares of Common Stock
                                                            (par value $.01 per share)
          Class Designation                                         Allocated
          -----------------                                         ---------
Tax-Managed U.S. 5-10 Value Portfolio                              100,000,000
     Shares
Tax-Managed U.S. 6-10 Small Company                                100,000,000
     Portfolio Shares
Tax-Managed U.S. Marketwide Value                                  100,000,000
     Portfolio Shares
Tax-Managed DFA International Value                                100,000,000
     Portfolio Shares
Tax-Managed U.S. 5-10 Value                                         100,000,000
     Portfolio X Shares
Tax-Managed U.S. 6-10 Small Company                                 100,000,000
     Portfolio X Shares
Tax-Managed U.S. Marketwide Value                                   100,000,000
     Portfolio X Shares
Tax-Managed DFA International Value                                 100,000,000
     Portfolio X Shares
Dividend-Managed U.S. Large Company                                 100,000,000
     Portfolio
Dividend-Managed U.S. Large Company                                 100,000,000
     Portfolio V
Dividend-Managed U.S. Large Company                                 100,000,000
     Complement Portfolio
Dividend-Managed U.S. Marketwide Value                              100,000,000
     Portfolio
Dividend-Managed U.S. Marketwide Value                              100,000,000
     Complement Portfolio

     FOURTH: A description of the shares of each Class, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set or changed by the Board of Directors of the Corporation is as follows:

     The holder of each share of each Class shall be entitled to one vote for each full share, and a fractional vote for each fractional share of stock then standing in his or her name on the books of the Corporation. All shares of the Classes then issued and outstanding and entitled to vote, irrespective of Class, shall be voted in the aggregate and not by Class, except: (1) when otherwise expressly provided by the Maryland General Corporation Law; (2) when required by the Investment Company Act of 1940, as amended, shares shall be voted by Class; and (3) when


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a matter to be voted upon does not affect any interest of a particular Class then only shareholders of the affected Class or Classes shall be entitled to vote thereon.

     Each share of each Class shall have the following preferences and special rights, restrictions, and limitations:

          (1) All consideration received by the Corporation for the issue or sale of stock of a Class, together with all income, earnings, profits, and proceeds thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to such Class, subject only to the rights of the creditors.

          (2) Dividends or distributions on shares of a Class and redemptions of such Class shall be paid only out of earnings, surplus, or other lawfully available assets belonging to such Class.

          (3) The Corporation may deduct from the proceeds of redemption of shares of each Class the cost incurred in liquidating investment securities to pay redemptions in cash as set forth in the By-Laws.

          (4) In the event of the liquidation or dissolution of the Corporation, holders of each Class shall be entitled to receive, as a Class, out of the assets of the Corporation available for distribution to shareholders, but other than general assets not belonging to any particular Class, the assets belonging to such Class; and the assets so distributable to such shareholders shall be distributed among such shareholders in proportion to the asset value of such shares. In addition, such holders shall be entitled to receive their proportionate share of assets of the Corporation which do not belong solely to any particular Class, as determined by the Board of Directors.

          (5) The assets belonging to each Class shall be charged with the liabilities in respect to such Class, and shall also be charged with their share of the general liabilities of the Corporation as determined by the Board of Directors, such determination shall be conclusive for all purposes.

     FIFTH: The shares aforesaid have been duly classified and allocated by the Board of Directors pursuant to authority contained in the charter of the Corporation.

     SIXTH: The undersigned Vice President hereby acknowledges these Articles Supplementary to the charter to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects, and that this statement is made under the penalties of perjury.


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     IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its Vice President and attested to by its Secretary on this ______ day of May, 2000.


ATTEST:                                  DFA INVESTMENT DIMENSIONS GROUP INC.


________________________________         By: ___________________________________
Catherine L. Newell                          Michael T. Scardina
Secretary                                    Vice President, Chief Financial
                                             Officer and Treasurer